Exhibit 10.10

                          400 SIXTH AVENUE BUILDING
                          SECOND AMENDMENT TO LEASE

                               By and Between
           John Hancock Mutual Life Insurance Company ("Landlord")
                                     and
           CFI ProServices, Inc., an Oregon Corporation ("Tenant")
                           Dated January 11, 1999

Recitals

1. Landlord and Tenant are parties to a lease Amendment dated March 18, 1994, and to a First Amendment to Lease, dated July 8, 1996 (collectively, the "Agreement").

2. Pursuant to the Agreement, Tenant leases from Landlord approximately 72,111 rentable square feet ("rsf") on the second, third, fourth and tenth floors of the 400 Sixth Avenue Building known as Suites 200, 300, 400 and 1000.

3.   The term of the Agreement is through September 30, 2003.

4. Tenant desires to lease an additional 7,721 rentable square feet as shown on the plan attached hereto as Exhibit A, known as the ninth floor, Suite 905 and 906 ("Expansion Area").

5. The terms used in this Second Amendment, which are defined in the Agreement, shall have the meanings given to them in the Agreement, except as otherwise expressly provided in this Second Amendment.

Agreement

      NOW, THEREFORE, the parties agree as follows:

1. Premises: The demised Premises shall be increased to a total square footage as follows:

      CFI Existing Area:            72,111 rsf
      CFI Expansion Area:            7,721 rsf
      Total CFI Premises:           79,832 rsf

2. Commencement and Expiration Date: The commencement date of the term of the agreement for the expansion area (Expansion Area Commencement Date) shall be in two stages. April 1, 1999, Tenant will occupy approximately 2,909 rsf known as Suite 905. August 1, 1999, Tenant will occupy 4,812 rsf known as Suite 906. The Agreement will expire as to the entirety of the Premises on September 30, 2003.

3. Upon Tenant's occupancy of Suite 906 on August 1, 1999, Suites 905 and 906 will be known collectively hereafter as Suite 905.


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4.   Rent: The monthly base rent for the Expansion Area shall be as follows:

                  Months                SF    Rate ($/SF)   Monthly Rent
                 --------              ----   -----------   ------------
      April 1, 1999 - July 31, 1999    2,909    $20.00        $4,848.33
      August 1, 1999 - March 31, 2000  7,721    $20.00       $12,868.33
      April 1, 2000 - March 31, 2002   7,721    $21.00       $13,511.75
      April 1, 2002 - March 31, 2003   7,721    $22.00       $14,155.17
      April 1, 2003 - September 30,    7,721    $23.00       $14,798.58
      2003

5.   Base Rent Schedule:

                          Original       Tenth        Suites       Total
          Lease Term        Lease        Floor      905 & 906    Base Rent
       ----------------  ----------   ----------    ----------   -----------
       4/1/99 - 6/30/99  $72,729.00   $26,124.00    $4,848.33    $103,701.33
       7/1/99 - 7/31/99  $78,261.50   $26,124.00    $4,848.33    $109,233.83
       8/1/99 - 3/31/00  $78,261.50   $27,707.00    $12,868.33   $118,836.83
       4/1/00 - 7/31/01  $78,261.50   $27,707.00    $13,511.75   $119,480.25
       8/1/01 - 3/31/02  $87,113.00   $30,478.00    $13,511.75   $131,102.75
       4/1/02 - 3/31/03  $87,113.00   $30,478.00    $14,155.17   $131,746.17
       4/1/03 - 9/30/03  $87,113.00   $30,478.00    $14,798.58   $132,389.58

6. Tenant's Percentage: Under section 24.2 of the Lease Agreement, Tenant's percentage of the Building will be based upon two calculations:
(a) Tenant's existing square footage divided by the total building square footage as determined by old BOMA measurements 72,111 divided by 183,0501 equals 39.3% pro rata share).
(b) Tenant's percentage for expansion area will be determined by dividing expansion square footage by building square footage determined by new BOMA measurements (7,721 divided by 188,917 equals 4.09% expansion space pro rate share).

7. Base Year: Under Section 19.4, Additional Rent: Operating Expense Adjustment, Tenant's Base Year for floors two, three, four and ten will be 1996; Tenant's Base Year for the Expansion Area (ninth floor) will be 1999. Under Section 19.1, Tenant's Base Year for real property taxes shall be 1994-1995 for floors two, three and four; 1996-1997 for the tenth floor; and 1998-1999 for the Expansion Area (Suites 905 and 906).

8. Tenant Improvements: Landlord shall provide Tenant a tenant improvement allowance up to and not to exceed $108,094.00 (the "TI Allowance"). The TI Allowance shall be used to pay for all costs and expenses incurred in connection with remodeling the Expansion Area, including, without limitation, all costs for heating, ventilation and air conditioning modifications made to the existing condition as of the signature date of the Second Amendment to Lease, electrical distribution, plumbing, partitions, working drawings, construction documents, design services, supervision and permits, but not furniture and furnishings.

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     It is agreed and understood  that Tenant will be responsible for payment of the entire cost of other improvements in excess of the TI Allowance. If Tenant exceeds the TI Allowance, any such excess costs shall promptly be paid by Tenant in a single lump sum within 15 days after receipt of invoice from the Landlord. Tenant shall not be entitled to a credit for any unused portion of the TI Allowance.

     Landlord will act as construction manager and administer a contract on the Tenant's behalf for the entire scope of the work outlined above and Landlord shall have no liability to tenant whatsoever for any claims or damages arising in connection with Landlord's services as construction manger or its administration of the construction contract, except as may be caused by Landlord's gross negligence, willful misconduct or delay, except for causes beyond the Landlord's control. Landlord shall not charge Tenant or the TI Allowance for any construction supervisory fee of landlord or its building manager.

     The plans for the remodeling work itself, and all contractors and subcontractors used in the remodeling work, shall be subject to Landlord's prior written approval, which approval shall not unreasonably be withheld. All remodeling work shall be in compliance with all applicable laws and regulations as of the date of this Amendment, including, without limitation, the Americans with Disabilities Act.

9. Parking: Section 26.1 of the Lease Agreement shall be amended to provide three additional parking spaces for a total of 30 parking spaces in the building parking garage at prevailing market rates which change form time to time. In the event Tenant chooses not to use its entire parking allocation, Tenant shall give Landlord at least 60 days' prior written notice of the number of parking spaces it will give up, and Landlord may use such given up spaces for its own account. Tenant can reinstate stalls up to its allowance with at least 60 days' prior written notice to Landlord. All other provisions stated in Section 26.1 of the Agreement shall remain in effect. Tenant acknowledges that this Section 9 complies with Landlord's obligations under the last sentence of Section 26.1 of the Agreement.

10. Option to Expand: The option to expand provision contained in the First Amendment to Agreement as paragraph 7, page 3, is hereby deleted in its entirety.

11. Early Possession: Landlord shall provide Tenant with early access to the Premises at least 21 days prior to the April 1, 1999 (Suite 905) and August 1, 1999 (Suite 906). Expansion Space Commencement Date in order for Tenant to ready the Premises for occupancy. Within this period, Tenant shall have access for its vendors to complete the necessary cabling for Tenant's equipment, and to install equipment and office furnishings. Tenant shall coordinate its activities with those of Landlord's contractor to avoid any delay in completion of the work. Tenant's access during such period shall be on all the terms and conditions of the Agreement, other than payment of rent.

Except as amended by this Second Amendment, all other terms and conditions of the Lease Agreement shall remain in full force and effect.

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IN WITNESS  WHEREOF,  the parties have executed this Second  Amendment as of the date first set forth above.

AGREED AND ACCEPTED                   AGREED AND ACCEPTED
John Hancock Mutual Life Insurance    CFI ProServices, Inc.
Company, Landlord

By:     /s/ Maryrose Sykes            By:     /s/ Kurt W. Ruttum

Title:  Associate Investment Officer  Title:  Vice President & CFO

Date:  1/20/99                        Date:  1/15/99